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                                                                      EXHIBIT 12

                      CON EDISON COMPANY OF NEW YORK, INC.

                       RATIO TO EARNINGS TO FIXED CHARGES

                              (Millions of Dollars)

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
                                                          FOR THE THREE    FOR THE TWELVE
                                                          MONTHS ENDED      MONTHS ENDED    FOR THE TWELVE MONTHS ENDED DECEMBER 31,
                                                         MARCH 31, 2003    MARCH 31, 2003     2002           2001          2000
                                                         --------------    --------------  -----------   -----------   -----------
EARNINGS
Net Income for Common Stock                              $          138    $          593  $       605   $       649   $       570
Preferred Stock Dividend                                              3                12           13            14            14
Cumulative Effect of Changes in Accounting Principles                 -                 -            -             -             -
(Income) or Loss from Equity Investees                                -                 1            1             -             -
Minority Interest Loss                                                -                 -            -             -             -
Income Tax                                                           87               346          342           427           290
                                                         --------------    --------------  -----------   -----------   -----------
Pre-Tax Income from Continuing Operations                $          228    $          952  $       961   $     1,090   $       874

Add: Fixed Charges*                                                  99               413          408           410           392
Add: Amortization of Capitalized Interest                             -                 -            -             -             -
Add: Distributed Income of Equity Investees                           -                 -            -             -             -
Subtract: Interest Capitalized                                        -                 -            -             -             -
Subtract: Preferred Stock Dividend Requirement                        -                 -            -             -             -
                                                         --------------    --------------  -----------   -----------   -----------
EARNINGS                                                 $          327    $        1,365  $     1,369   $     1,500   $     1,266
                                                         ==============    ==============  ===========   ===========   ===========

* FIXED CHARGES
Interest on Long-term Debt                                           85               336  $       333   $       347   $       319
Amortization of Debt Discount, Premium and Expense                    3                13           12            13            13
Interest Capitalized                                                                                 -             -             -
Other Interest                                                        7                50           51            32            43
Interest Component of Rentals                                         4                14           12            18            17
Preferred Stock Dividend Requirement                                  -                 -            -             -             -
                                                         --------------    --------------  -----------   -----------   -----------
FIXED CHARGES                                            $           99    $          413  $       408   $       410   $       392
                                                         ==============    ==============  ===========   ===========   ===========

Ratio of Earnings to Fixed Charges                                  3.3               3.3          3.4           3.7           3.2
                                                         ==============    ==============  ===========   ===========   ===========

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                                                          FOR THE TWELVE MONTHS
                                                            ENDED DECEMBER 31,
                                                            1999         1998
                                                         ----------   -----------
EARNINGS
Net Income for Common Stock                              $      698   $       728
Preferred Stock Dividend                                         14            17
Cumulative Effect of Changes in Accounting Principles             -             -
(Income) or Loss from Equity Investees                            -             1
Minority Interest Loss                                            -             -
Income Tax                                                      366           414
                                                         ----------   -----------
Pre-Tax Income from Continuing Operations                $    1,078         1,160

Add: Fixed Charges*                                             340           346
Add: Amortization of Capitalized Interest                         -             -
Add: Distributed Income of Equity Investees                       -             -
Subtract: Interest Capitalized                                    -             -
Subtract: Preferred Stock Dividend Requirement                    -             -
                                                         ----------   -----------
EARNINGS                                                 $    1,418         1,506
                                                         ==========   ===========

* FIXED CHARGES
Interest on Long-term Debt                               $      292   $       295
Amortization of Debt Discount, Premium and Expense               13            14
Interest Capitalized                                              -             -
Other Interest                                                   17            18
Interest Component of Rentals                                    18            19
Preferred Stock Dividend Requirement                              -             -
                                                         ----------   -----------
FIXED CHARGES                                            $      340   $       346
                                                         ==========   ===========

Ratio of Earnings to Fixed Charges                              4.2           4.4
                                                         ==========   ===========
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